Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-220589, 333-252351, 333-262825) and Form S-3-ASR (No. 333-237983) of our report dated February 28, 2022, with respect to the consolidated financial statements of Krystal Biotech, Inc. as of December 31, 2021 and 2020 and for the two years then ended, included in this annual report on Form 10-K of Krystal Biotech, Inc. as of and for the years ended December 31, 2021 and 2020. /s/ Mayer Hoffman McCann P.C. San Diego, California February 28, 2022